Exhibit 10.16

SECURITIES EXCHANGE AGREEMENT

THIS SECURITIES EXCHANGE AGREEMENT (the “Agreement”), dated as of April 10, 2014, is entered into by and among SG Blocks, Inc., a Delaware corporation (the “Company”), and the persons identified as “Holders” on the signature pages hereto (the “Holders”).

WHEREAS, pursuant to a Securities Purchase Agreement dated December 27, 2012, among the Company and the Holders (the “Purchase Agreement”), the Company issued to the Holders 8% Original Issue Discount Secured Convertible Debentures due July 1, 2014 (the “2012 Debentures”) in the aggregate principal amount of $1,915,200 and Warrants to purchase common stock, par value $0.01 per share, of the Company (the “Common Stock”) to purchase up to 4,453,954 shares of Common Stock (the “2012 Warrants”); and

WHEREAS, the Company and the Holders have agreed to exchange the 2012 Debentures for new debentures and new warrants as described herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Holder hereby agrees as follows:

1.              Definitions. Terms used as defined terms herein and not otherwise defined shall have the meanings provided therefore in the Purchase Agreement and the New Debentures (as defined below).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“April 2014 Purchase Agreement” shall mean the purchase agreement, dated on or about the date hereof, between the Company and the signatories thereto.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 3.

“Closing Date” means the Trading Day when this Agreement, the New Debentures and New Warrants have been executed and delivered by the applicable parties thereto.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Olshan Frome Wolosky LLP, with offices located at Park Avenue Tower, 65 East 55th Street, New York, NY 10022.

“Conversion Price” shall have the meaning ascribed to such term in the New Debentures.

“Conversion Shares” shall have the meaning ascribed to such term in the New Debentures.

“Disclosure Schedules” means the Disclosure Schedules to this Agreement which are delivered concurrently herewith.

“EGS” means Ellenoff Grossman & Schole LLP, with offices located at 1345 Ave. of the Americas, New York, New York 10105.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, plus up to 150,000 options (subject to adjustment for forward and reverse stock splits and the like that occur after the date hereof) to consultants and up to 150,000 shares of Common Stock (subject to adjustment for forward and reverse stock splits and the like that occur after the date hereof) to service providers in connection with Company projects, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (d) securities issued pursuant to the April 2014 Agreement (including securities issuable on conversion or exercise of the securities issued thereunder).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 4(b).

“New Underlying Shares” means the shares of Common Stock issued and issuable upon conversion or redemption of the New Debentures and upon exercise of the New Warrants and issued and issuable in lieu of the cash payment of interest on the New Debentures in accordance with the terms of the New Debentures.

“New Warrants” means, collectively, the Common Stock purchase warrants delivered to the Holders at the Closing in accordance with Section 3(a) hereof, which New Warrants shall be exercisable on or after the Closing Date and have a term of exercise equal to five years from the Initial Exercise Date (as defined in the New Warrants), in the form of Exhibit C attached hereto.

“New Warrant Shares” means the shares of Common Stock issuable upon exercise of the New Warrants.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Amount” means, as to each Holder, the amounts set forth below such Holder’s signature block on the signature pages hereto next to the heading “Principal Amount,” in United States Dollars, which shall equal such Holder’s principal amount of its 2012 Debenture (the “Exchange Amount”) multiplied by 1.14

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any New Underlying Shares issuable upon exercise in full of all New Warrants or conversion or redemption in full of all outstanding New Debentures (including Underlying Shares issuable as payment of interest on the Debenture), ignoring any conversion or exercise limits set forth therein, and assuming that the Conversion Price is at all times on and after the date of determination 75% of the then Conversion Price on the Trading Day immediately prior to the date of determination.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning set forth in Section 4(j).

“Securities” means the New Debentures, the New Warrants and the New Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Documents” shall mean the Security Agreement, the Subsidiary Guarantees and any other documents and filing required thereunder in order to grant the Holders a first priority security interest in the assets of the Company and the Subsidiaries as provided in the Security Agreement, including all UCC-1 filing receipts.

“Subsidiary” means any subsidiary of the Company, as set forth on Schedule 4(a) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Subsidiary Guarantee” means the Subsidiary Guarantee, dated the date hereof, by each Subsidiary in favor of the Holders, in the form of Exhibit E attached hereto.

“Trading Day” means a day on which any Trading Market is open for trading.

 “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT (formerly NYSE AMEX), the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board or the OTC Markets Inc. (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the New Debentures, the New Warrants, the Security Agreement, the Subsidiary Guarantee, all “Transaction Documents” as defined in the Purchase Agreement, all schedules and exhibits thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

2.              Agreements and Acknowledgements.  The Company and the Holders signatory hereto agree as follows:

(a)            Exchange of Debentures.  The Company hereby agrees to issue to each Holder an 8% Original Issue Discount Senior Secured Convertible Debenture due April 1, 2016, in the form attached hereto as Exhibit A (the “New Debentures”) in the aggregate Principal Amount as set forth on such Holder’s signature page hereto and New Warrants as calculated under Section 3(a) in exchange for such Holder’s 2012 Debenture.  Each Holder acknowledges and agrees that, upon the issuance and delivery of the New Debentures, the 2012 Debentures will be deemed cancelled.  Each Holder shall use reasonable best efforts to deliver, or cause to be delivered, within 10 calendar days from the Closing Date its original 2012 Debenture to the Company for cancellation.

(b)           Definitions in the Purchase Agreement.

(i)           The Company and Holders hereby agree that, in the Purchase Agreement, (i) the term “Debentures” shall include the New Debentures, (ii) the term “Warrants” shall include the New Warrants, (iii) the term “Warrant Shares” shall include the Warrants, (iv) the term “Underlying Shares shall include the New Underlying Shares and (v) the term “Securities” shall include the New Debentures, New Warrants and Underlying Shares.

(ii)          Exempt Issuance.  The definition of “Exempt Issuance” in the Purchase Agreement shall be amended to include the issuance of the securities pursuant to the April 2014 Purchase Agreement.  As such, clause (d) shall be added to the definition of Exempt Issuance as follows:

“(d) securities issued pursuant to the April 2014 Purchase Agreement”

(c)           Security Interest.  The obligations of the Company under the New Debentures shall be secured by all assets of the Company and each Subsidiary pursuant to the Security Agreement, dated as of April 10, 2014, between the Company, the Subsidiaries and the Security Parties (as defined therein), in the form attached hereto as Exhibit B (the “Security Agreement”).

(d)           Issuances Pursuant to the 2012 Debentures and the 2012 Warrants.  From the date hereof until the New Debentures and New Warrants are no longer outstanding, the Company shall not issue any shares of Common Stock pursuant to the 2012 Debentures or the 2012 Warrants at an effective per share price less than the then effective Conversion Price

3.              Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company and the Holders, severally and not jointly, agree to exchange such Holders’ 2012 Debentures for the New Debentures.  The Company shall deliver to each Holder its respective New Debenture and a New Warrant, as determined pursuant to Section 3(a), and the Company and each Holder shall deliver the other items set forth in Section 3 deliverable at the Closing.  Upon satisfaction or waiver of the covenants and conditions set forth in Sections 3(a), (b), (c) and (d), the Closing shall occur at the offices of EGS or such other location as the parties shall mutually agree.

(a)            Company Deliveries.  On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Holder the following:

(i)            this Agreement duly executed by the Company;

(ii)           a legal opinion of Company Counsel, substantially in the form of Exhibit C attached hereto, which such opinion shall include an opinion as to the immediate availability of Rule 144 for the resale of the Conversion
Shares;

(iii)          a New Debenture with a principal amount equal to such Holder’s Principal Amount, registered in the name of such
Holder;

(iv)          a New Warrant registered in the name of such Holder to purchase up to a number of shares of Common Stock equal to 100% of the Principal Amount of such Holder’s New Debenture divided by $0.25, with an exercise price equal to $0.275, subject to adjustment therein (such New Warrant certificate may be delivered within three Trading Days of the Closing Date); and

(v)           the Security Agreement, duly executed by the Company and each Subsidiary, along with all of the Security Documents, including the Subsidiary Guarantee.

(b)           Holder Deliveries.  On or prior to the Closing Date, each Holder shall deliver or cause to be delivered to the Company, the following:

(i)            this Agreement, duly executed by such Holder; and

(ii)           the Security Agreement duly executed by such Holder.

(c)           Company Closing Conditions.  The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)             the accuracy in all material respects on the Closing Date of the representations and warranties of the Holders contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)            all obligations, covenants and agreements of each Holder required to be performed at or prior to the Closing Date shall have been  performed; and

(iii)           the delivery by each Holder of the items set forth in Section 3(b) of this Agreement.

(d)           Holder Closing Conditions.  The obligations of the Holders hereunder in connection with the Closing are subject to the following conditions being met:

(i)             the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)            all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)           the delivery by the Company of the items set forth in Section 3(a) of this Agreement;

(iv)           there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)            from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission  or the Company’s principal Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Holder, makes it impracticable or inadvisable to purchase the Securities at the Closing.

4.             Representations and Warranties.  Except as set forth in the corresponding section of the disclosure schedules attached hereto, the Company hereby makes to the Holders the following representations and warranties:

(a)            Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 4(a).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b)           Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”; and provided, that changes in the trading price of the Common Stock shall not, in and of itself, constitute a Material Adverse Effect) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)            Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)            No Conflicts.  Except as provided in Schedule 4(d), the execution, delivery and performance by the Company of this Agreement and the consummation by the it of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or Subsidiary debt or otherwise) or other material understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)            Equal Consideration.  The Company has complied with Section 4.14 of the Purchase Agreement and has provided each holder of the 2012 Debentures only with the consideration set forth in this Agreement.

(f)             Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The New Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the New Underlying Shares at least equal to the Required Minimum on the date hereof.

(g)           Capitalization.  Except as provided in Schedule 4(g), the capitalization of the Company is as described in the SEC Reports.  Schedule 4(g) also includes the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof.  Except as provided in Schedule 4(g), the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.  Except as provided in Schedule 4(g), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as provided in Schedule 4(g) or as a result of the issuance of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. Except as set forth in Schedule 4(g), the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Holders) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)           Bring Down.  The Company expressly reaffirms that each of the representations and warranties set forth in the Purchase Agreement (as supplemented or qualified by the disclosures in any disclosure schedule to Purchase Agreement), continues to be true, accurate and complete in all material respects as of the date hereof, and the Company hereby remakes and incorporates herein by reference each such representation and warranty as though made on the date of this Agreement and as of the Closing Date (unless as of a specific date therein), except as set forth in the Disclosure Schedules.

(i)             Tacking of Securities.  The Company represents that the holding period of the Securities tack to the holding period of the 2012 Debentures for Rule 144 purposes.  The Company agrees not to take a position contrary to this paragraph. The Company agrees to take all actions, including, without limitation, causing the issuance by its legal counsel of any necessary legal opinions, necessary to issue to the Securities.

(j)             SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”).  Except as described on Schedule 4(j), such SEC Reports were filed on a timely basis or the Company received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(l)             No Integrated Offering. Assuming the accuracy of the Holders’ representations and warranties set forth in Section 5, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(m)           No Novation.  The New Debentures are being issued in substitution for and not in satisfaction of the 2012 Debentures.  The New Debentures shall not constitute a novation or satisfaction and accord of any of the 2012 Debentures.  The Company hereby acknowledges and agrees that the New Debentures shall amend, restate, modify, extend, renew and continue the terms and provisions contained in the 2012 Debentures and shall not extinguish or release the Company or any of its Subsidiaries under any Transaction Document otherwise constitute a novation of its obligations thereunder.

(n)           No Event of Default.  The Company represents and warrants to each Holder that after giving effect to the terms of the waivers contemplated in this Agreement, no Event of Default (as defined in the 2012 Debentures) shall have occurred and be continuing as of the date hereof.

5.              Representations and Warranties of the Holders.  Each Holder, for itself and for no other Holder, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)            Organization; Authority.  Such Holder is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporated or formed with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Holder of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Holder.  Each Transaction Document to which it is a party has been duly executed by such Holder, and when delivered by such Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Holder, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Own Account.  Such Holder understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Holder’s right to sell the Securities in compliance with applicable federal and state securities laws).  Such Holder is acquiring the Securities hereunder in the ordinary course of its business.

(c)           Holder Status.  At the time such Holder was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or converts any Debentures it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

The Company acknowledges and agrees that the representations contained in Section 5 shall not modify, amend or affect such Holder’s right to rely on the Company’s representations and warranties contained in this Agreement or any express representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

 6.             Transfer Restrictions.

(a)           The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Holder or in connection with a pledge as contemplated in Section 6(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement, and then shall have the rights and obligations of a Holder under this Agreement.

(b)           The Holders agree to the imprinting, so long as is required by this Section 6, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Holder may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Holder may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Holder’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(c)            Certificates evidencing the New Underlying Shares shall not contain any legend (including the legend set forth in Section 6(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such New Underlying Shares pursuant to Rule 144, (iii) if such New Underlying Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such New Underlying Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the effective date of a registration statement covering the resale of the New Underlying Shares if required by the Transfer Agent to effect the removal of the legend hereunder.  If all or any portion of a New Debenture is converted or a New Warrants is exercised at a time when there is an effective registration statement to cover the resale of the New Underlying Shares, or if such New Underlying Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such New Underlying Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), then such New Underlying Shares shall be issued free of all legends.  The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 6(c), it will, no later than three Trading Days following the delivery by a Holder to the Company or the Transfer Agent of a certificate representing New Underlying Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Holder a certificate representing such shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 5.  Certificates for New Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company System as directed by such Holder.

(d)           In addition to such Holder’s other available remedies, the Company shall pay to a Holder, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of New Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered on or after the earlier of (i) the date the Company files its annual report on form 10-K for the year ended December 31, 2013 or (ii) April 15, 2014 for removal of the restrictive legend and subject to Section 6(c), $10 per Trading Day (increasing to $15 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend; provided, however, the parties acknowledge and agree that, so long as the Company is then in compliance with the current public information requirement under Rule 144(c), the Underlying Shares may be issued free of all legends as of the date hereof.  Nothing herein shall limit such Holder’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e)            Each Holder, severally and not jointly with the other Holders, agrees with the Company that such Holder will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 6 is predicated upon the Company’s reliance upon this understanding.

7.             Greenshoe.

(a)            From the date hereof until the twelve month anniversary of the Closing Date, each Holder may, in its sole determination, elect to purchase, severally and not jointly with the other Holders and, subject to the proviso below, in one or more purchases, additional debentures and warrants in accordance with the calculations in Section 3 having an aggregate cash subscription amount for each Holder equal to 50% of such Holder’s Exchange Amount (such securities, the “Greenshoe Securities” and such right to receive the Greenshoe Securities pursuant to this Section 7, the “Greenshoe Rights”).  The Greenshoe Securities shall, except as set forth in this Section 7, be identical to the Securities.    The debenture included in the Greenshoe Securities shall have an initial conversion price equal to the lesser of (i) $0.35 (subject to adjustment for forward and reverse stock splits and the like that occur after the date hereof) or (ii) the then effective Conversion Price of the New Debentures issued hereunder multiplied by 1.4.   The warrants included in the Greenshoe Securities shall have an initial exercise price equal to the lesser of (i) $.040 (subject to adjustment for forward and reverse stock splits and the like that occur after the date hereof) or (ii) the then effective exercise price of the New Warrants issued hereunder multiplied by 1.45.

(b)           Any Greenshoe Right exercised by a Holder shall close within 5 Trading Days of a duly delivered exercise notice by the exercising party.  Any additional investment in the Greenshoe Securities shall be on terms identical to those set forth in the Transaction Documents, mutatis mutandis.  In order to effectuate a purchase and sale of the Greenshoe Securities, the Company and the Holders shall enter into a securities purchase agreement otherwise identical to the April 2014 Purchase Agreement, mutatis mutandis and shall include updated disclosure schedules.

8.             Variable Rate Transactions.  From the date hereof until such time as no Holder holds any of the New Warrants, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price.   Any Holder shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages

9.             Miscellaneous.

(a)           The respective obligations and agreements of the Holders hereunder are subject to the following conditions being met: (a) the accuracy in all material respects of the representations and warranties of the Company contained herein (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) and (b) the performance by the Company of all if its obligations, covenants and agreements required to be performed hereunder.  Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.  The Company shall, within 4 Trading Days of the date hereof, issue a Current Report on Form 8-K with the Commission disclosing the material terms of the transactions contemplated hereby, and shall attach this Agreement and the form of New Debenture as exhibits thereto (the “8-K Filing”).  From and after the 8-K Filing, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  The Company will provide all documentation reasonably requested by the Holders for purposes of qualifying the New Underlying Shares in compliance with Rule 144 to be issued without restriction and not containing any restrictive legend.  The Company shall consult with the Holders in issuing any other press releases with respect to the transactions contemplated hereby.

(b)           This Agreement may be executed in two or more counterparts and by facsimile signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

(c)           The Company has elected to provide all Holders with the same terms and form of agreement for the convenience of the Company and not because it was required or requested to do so by the Holders.  The obligations of each Holder under this Agreement, and any Transaction Document are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance or non-performance of the obligations of any other Holder under this Agreement or any Transaction Document.  Nothing contained herein or in any Transaction Document, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or the Transaction Documents.  Each Holder shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.  Each Holder has been represented by its own separate legal counsel in their review and negotiation of this Agreement and the Transaction Documents.

(d)           This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Holder (other than by merger).  Any Holder may assign any or all of its rights under this Agreement to any Person to whom such Holder assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Holders.”

(e)            If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(f)            Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto

(g)           This Agreement shall be governed by and interpreted in accordance with laws of the State of New York, excluding its choice of law rules.  The parties hereto hereby waive the right to a jury trial in any litigation resulting from or related to this Agreement.  The parties hereto consent to exclusive jurisdiction and venue in the federal courts sitting in the southern district of New York, unless no federal subject matter jurisdiction exists, in which case the parties hereto consent to exclusive jurisdiction and venue in the New York state courts in the borough of Manhattan, New York.  Each party waives all defenses of lack of personal jurisdiction and forum non conveniens.  Process may be served on any party hereto in the manner authorized by applicable law or court rule.

***********************

IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

SG BLOCKS, INC.

By:
Name :
Title :

Address for notice:

[signature pages of Holders to follow]

SIGNATURE PAGE OF HOLDER TO
SECURITIES EXCHANGE AGREEMENT
AMONG SG BLOCKS, INC. AND
THE HOLDERS THEREUNDER

Name of Holder:

By:

Name:

Title:

Principal Amount of 2012 Debentures: $

Principal Amount
(Principal Amount of 2012 Debentures x 1.14) $

Warrant Shares:

Address for notice: